Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:     Ingo Bank, Senior Vice President and Chief Financial Officer
Jill Baker, Corporate Vice President of Investor Relations
+1-781-434-4118

PAREXEL INTERNATIONAL REPORTS THIRD QUARTER FISCAL YEAR 2015 RESULTS

•	Gross new business wins of $942.4 million, up 20.6% year-over-year; net book-to-bill ratio of 1.30; backlog at $5.19 billion

•	2.0% growth in consolidated service revenue to $502.0 million; 5.1% constant currency revenue growth

•	SG&A as a percent of revenue decreased by 200 basis points year-over-year

•	GAAP and adjusted operating margin of 10.8%; EBITA margin of 11.7%

•	GAAP diluted earnings per share of $0.68 grew 13.3%; adjusted diluted earnings per share of $0.66 grew 17.9%

BOSTON, April 29, 2015 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the third quarter of Fiscal Year 2015, which ended on March 31, 2015.

Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer, stated “Benefits from our ongoing operational initiatives combined with improvements in our tax rate helped us to achieve our earnings per share target in the third quarter. For the first nine months of this Fiscal Year, the operating margin has increased by approximately 100 basis points on a year-over-year basis. PAREXEL Consulting experienced some client delays on a couple of large projects which negatively impacted third quarter revenue. Those projects have now started to ramp up, and we expect that revenue growth in our PAREXEL Consulting business will be back on track in the fourth quarter on a sequential basis. Revenue in our Clinical Research Services and PAREXEL Informatics businesses came in as we expected in the third quarter. On the new business front, wins for the Company overall were very healthy, led by a strong performance in strategic accounts.”

Mr. von Rickenbach continued, “As we enter the last quarter of our fiscal year, we believe we have positive underlying momentum in our businesses. We expect revenue growth to improve on a sequential basis in the fourth quarter, as multiple projects begin to migrate out of start-up and into higher revenue generating stages. We anticipate that the increased headcount will help us to achieve our goals in the fourth quarter and beyond. I am pleased with our potential to increase the revenue growth rate in the second half of Calendar Year 2015. We continue to be excited about the market opportunities that are in front of us, driven both by strategic partnerships and mid and small client companies, and we believe that we are well positioned to capitalize on them.”

Third Quarter Fiscal Year 2015 Results
For the three months ended March 31, 2015 PAREXEL’s consolidated service revenue increased by 2.0% to $502.0 million compared with $492.4 million in the prior year period. Revenue grew 5.1% on a constant currency basis, excluding the negative impact of foreign currency exchange rate movements of $15.4 million. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $54.2 million, or 10.8% of service revenue, in the third quarter of Fiscal Year 2015, as compared with $52.2 million, or 10.6% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $37.7 million, or $0.68 per diluted share, compared with GAAP net income of $34.7 million, or $0.60 per diluted share for the quarter ended March 31, 2014. GAAP diluted earnings per share grew 13.3% year-over-year.

The financial results of the March quarter in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the financial charts within this press release. Adjusted operating income in the third quarter of Fiscal Year 2015 was $54.1 million, or 10.8% of service revenue. Adjusted operating income in the third quarter of Fiscal Year 2014 was $53.2 million, or 10.8% of service revenue. Adjusted net income was $36.9 million, or $0.66 per diluted share in the quarter ended March 31, 2015, and was $32.3 million, or $0.56 per diluted share in the quarter ended March 31, 2014. Adjusted diluted earnings per share grew 17.9% year-over-year.

On a segment basis, service revenue for the third quarter of Fiscal Year 2015 was $384.8 million in Clinical Research Services (CRS), $50.1 million in PAREXEL Consulting (PC), and $67.2 million in PAREXEL Informatics (PI).

Nine Month Fiscal Year 2015 Results

For the nine months ended March 31, 2015, consolidated service revenue was $1.493 billion versus $1.429 billion in the prior year period, an increase of 4.5%. GAAP operating income for the current nine-month period was $160.6 million, or 10.8% of service revenue, compared with GAAP operating income of $140.7 million, or 9.8% of service revenue in the prior year period. GAAP net income for the nine months ended March 31, 2015 was $113.6 million, or $2.04 per diluted share, compared with GAAP net income of $89.0 million, or $1.55 per diluted share, in the prior year period. GAAP diluted earnings per share grew 31.6% year-over-year.

Excluding the impact of special items in both nine month periods, as detailed in the attached financial charts, adjusted operating income was $159.9 million or 10.7% of consolidated service revenue for the nine months ended on March 31, 2015, compared with $142.9 million or 10.0% of consolidated service revenue for the nine months ended on March 31, 2014. Adjusted net income for the nine months ended March 31, 2015 was $111.6 million, or $2.00 per diluted share, compared with $87.3 million or $1.52 per diluted share in the comparable prior year nine month period. Adjusted diluted earnings per share grew 31.6% year-over-year.

New Business and Backlog
Backlog at the end of March 2015 was $5.19 billion, an increase of 5.3% year-over-year. The reported backlog included gross new business wins in the third quarter of $942.4 million, cancellations of $289.7 million, and a negative impact from foreign currency exchange rates of $62.3 million. The net book-to-bill ratio was 1.30 in the quarter, and the trailing twelve month net book-to-bill ratio was 1.22.

Forward-looking Guidance
The Company issued forward-looking guidance for the fourth quarter (ending June 30, 2015) and for Fiscal Year 2015 in its entirety as detailed in the chart below. The guidance takes into account a number of factors, including the results of the third quarter, recent foreign currency exchange rates, tax rates, recent acquisitions, and the Company’s updated overall outlook.

	Guidance Issued 4/29/15	Guidance Issued 1/28/15
Q4 FY 2015 Revenue	$520 - $540 million	N/A
Q4 FY 2015 GAAP EPS	$0.65 - $0.81	N/A

FY 2015 Revenue	$2.012 - $2.032 billion	$2.040 - $2.070 billion
FY 2015 GAAP EPS	$2.68 - $2.86	$2.68 - $2.86
FY 2015 non-GAAP EPS	$2.65 - $2.83	$2.65 - $2.83

Additional Information
In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures should not be considered superior to nor a substitute for the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s Third Quarter Fiscal Year 2015 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, April 30, 2015 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “IR Calendar” portion of the main page of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International Third Quarter Fiscal Year 2015 earnings conference call.

A presentation of Third Quarter Fiscal Year 2015 results, as well as certain trended financial information, may be found on the home page of the Investors section of the Company’s website in a document titled “Q3 Financial Results and Trended Information”.

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services organization, providing a broad range of expertise-based contract research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. PAREXEL Informatics, Inc. provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 80 locations in 51 countries around the world, and had approximately 17,440 employees in the third quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisitions of ClinIntel Limited and Quantum Solutions India, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2014 as filed with the Securities and Exchange Commission on February 5, 2015, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Service revenue	$502,033	$492,375	$1,492,998	$1,428,765
Reimbursement revenue	74,382	85,543	232,151	252,453
Total revenue	576,415	577,918	1,725,149	1,681,218
Costs and expenses:
Direct costs	337,954	323,149	984,094	950,850
Reimbursable out-of-pocket expenses	74,382	85,543	232,151	252,453
Selling, general and administrative	88,427	96,528	286,135	276,968
Depreciation	17,934	16,802	51,644	48,848
Amortization	3,489	3,725	10,532	11,383
Total costs and expenses	522,186	525,747	1,564,556	1,540,502
Income from operations	54,229	52,171	160,593	140,716
Other (expense) income, net	(506)	(2,364)	2,202	(9,036)
Income before income taxes	53,723	49,807	162,795	131,680
Provision for income taxes	15,982	15,068	49,152	42,658
Effective tax rate	29.7%	30.3%	30.2%	32.4%
Net income	$37,741	$34,739	$113,643	$89,022

Earnings per common share:
Basic	$0.69	$0.61	$2.07	$1.58
Diluted	$0.68	$0.60	$2.04	$1.55
Shares used in computing earnings per common share:
Basic	54,930	56,713	54,830	56,494
Diluted	55,838	57,673	55,769	57,486

Balance Sheet Information	Preliminary
(in thousands)	March 31, 2015	March 31, 2014	June 30, 2014
Billed accounts receivable, net	$447,302	$522,850	$497,108
Unbilled accounts receivable, net	258,439	229,019	225,514
Deferred revenue	(423,042)	(494,782)	(466,964)
Net receivables	$282,699	$257,087	$255,658

Cash and marketable securities	$295,351	$298,655	$283,812
Working capital	$447,129	$397,085	$350,900
Total assets	$1,798,809	$1,873,285	$1,834,000
Short-term borrowings	$5,000	$10,533	$12,501
Long-term debt	$380,000	$290,000	$337,500
Stockholders' equity	$603,763	$670,764	$577,681

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Three Months Ended				Three Months Ended
	March 31, 2015				March 31, 2014
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$88,427	$91	(a)	$88,518	$96,528	$(1,010)	(a)	$95,518
Income from operations	$54,229	$(91)		$54,138	$52,171	$1,010		$53,181
Other expense, net	$(506)	$—		$(506)	$(2,364)	$(196)	(c)	$(2,560)
Income before income taxes	$53,723	$(91)		$53,632	$49,807	$814		$50,621
Provision for income taxes	$15,982	$760	(b)	$16,742	$15,068	$3,210	(d)	$18,278
Net income	$37,741	$(851)		$36,890	$34,739	$(2,396)		$32,343
Diluted earnings per common share	$0.68	$(0.02)		$0.66	$0.60	$(0.04)		$0.56
Effective tax rate	29.7%			31.2%	30.3%			36.1%

(a) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(b) Tax effect on non-GAAP adjustments
(c) Recovery from bankruptcy settlement on previously impaired investment
(d) Tax effect on non-GAAP adjustments, and a $3.0 million adjustment due to reserve release

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Nine Months Ended				Nine Months Ended
	March 31, 2015				March 31, 2014
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$286,135	$649	(a)	$286,784	$276,968	$(2,162)	(a)	$274,806
Income from operations	$160,593	$(649)		$159,944	$140,716	$2,162		$142,878
Other income (expense), net	$2,202	$137	(b)	$2,339	$(9,036)	$(196)	(d)	$(9,232)
Income before income taxes	$162,795	$(512)		$162,283	$131,680	$1,966		$133,646
Provision for income taxes	$49,152	$1,557	(c)	$50,709	$42,658	$3,685	(e)	$46,343
Net income	$113,643	$(2,069)		$111,574	$89,022	$(1,719)		$87,303
Diluted earnings per common share	$2.04	$(0.04)		$2.00	$1.55	$(0.03)		$1.52
Effective tax rate	30.2%			31.2%	32.4%			34.7%

(a) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(b) Accelerated amortization of deferred financing fees related to credit facility modification
(c) Tax effect on non-GAAP adjustments
(d) Recovery from bankruptcy settlement on previously impaired investment
(e) Tax effect on non-GAAP adjustments, and a $3.0 million adjustment due to reserve release

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(in thousands)	March 31, 2015	March 31, 2014
Clinical Research Services (CRS)
Service revenue	$384,779	$373,216
% of total service revenue	76.6%	75.8%
Gross profit	$110,726	$117,972
Gross margin % of service revenue	28.8%	31.6%

PAREXEL Consulting Services (PC)
Service revenue	$50,070	$55,302	(a)
% of total service revenue	10.0%	11.2%
Gross profit	$21,425	$22,469	(a)
Gross margin % of service revenue	42.8%	40.6%

PAREXEL Informatics (PI)
Service revenue	$67,184	$63,857	(a)
% of total service revenue	13.4%	13%
Gross profit	$31,928	$28,785	(a)
Gross margin % of service revenue	47.5%	45.1%

Total service revenue	$502,033	$492,375
Total gross profit	$164,079	$169,226
Gross margin % of service revenue	32.7%	34.4%

Quarterly Supplemental Financial Data
Service revenue	$502,033	$492,375
Reimbursement revenue	74,382	85,543
Investigator fees	101,232	120,796
Gross revenue	$677,647	$698,714

Days sales outstanding	38	33

Capital expenditures	$21,998	$15,636

(a) Effective July 1, 2014, the operating results of PAREXEL Regulatory Outsourcing Services are included in the PC segment. This service line offering was previously reported within the PI segment. For the three months ended March 31, 2015 and 2014, we disclosed the reportable segment on this basis and the prior period was retroactively restated to reflect this presentation change.

	Nine Months Ended	Nine Months Ended
(in thousands)	March 31, 2015	March 31, 2014
Clinical Research Services (CRS)
Service revenue	$1,131,994	$1,069,675
% of total service revenue	75.8%	74.9%
Gross profit	$340,576	$321,012
Gross margin % of service revenue	30.1%	30.0%

PAREXEL Consulting Services (PC)
Service revenue	$162,495	$171,523	(a)
% of total service revenue	10.9%	12.0%
Gross profit	$71,735	$70,060	(a)
Gross margin % of service revenue	44.1%	40.8%

PAREXEL Informatics (PI)
Service revenue	$198,509	$187,567
% of total service revenue	13.3%	13.1%	(a)
Gross profit	$96,593	$86,843
Gross margin % of service revenue	48.7%	46.3%	(a)

Total service revenue	$1,492,998	$1,428,765
Total gross profit	$508,904	$477,915
Gross margin % of service revenue	34.1%	33.4%